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Pinnacle Financial Partners, Inc.                                   Exhibit 99.1

CORRECTION ANNOUNCEMENT
-----------------------

                            MEDIA CONTACT:        Tiffany Carpenter 615-320-7532
                            FINANCIAL CONTACT:    Harold Carpenter 615-744-3742
                            WEBSITE:              www.mypinnacle.com



                           PINNACLE FINANCIAL PARTNERS
                    MOVES TO NASDAQ NATIONAL MARKET AUGUST 14

         NASHVILLE, Tenn., August 13, 2002 - NASHVILLE, Tenn., August 13, 2002 - Pinnacle Financial Partners Inc. (Nasdaq: PNFP) will begin trading on the Nasdaq National Market(SM) under the ticker symbol "PNFP" on August 14, 2002.

         Pinnacle Financial Partners, a Nashville-based financial services firm, was founded in March 2000 by prominent Nashville business leaders, including five former First American Corporation executives. Pinnacle, which opened for business October 2000, offers a full-range of banking, investment, and insurance products targeted at small and medium-sized businesses and their owner/managers. Pinnacle operates offices in the downtown and Green Hills areas of Nashville and in Brentwood, Tenn. The firm plans to open a full-service location in the Rivergate area of Davidson County in late 2002. Additional information concerning Pinnacle can be accessed at www.mypinnacle.com.

                                      # # #

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended (the "Securities Act"), as amended. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of the Company to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) increased competition with other financial institutions, (ii) lack of sustained growth in the economy in the Nashville, Tennessee area, (iii) rapid fluctuations in interest rates, (iv) the inability of the Bank to satisfy regulatory requirements for its expansion plans, and (v) changes in the legislative and regulatory environment. Many of such factors are beyond the Company's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.






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